UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(IRS Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(312) 292-5000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 25, 2016, Ryerson Holding Corporation (the “Company”) completed its previously announced underwritten public offering of 5,000,000 shares of its common stock at a public offering price of $15.25 per share, before underwriting discounts and commissions. The shares of common stock were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of July 19, 2016, by and among the Company and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp., as representatives of the several underwriters named therein (the “Underwriters”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 750,000 shares of common stock at the public offering price less underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The net proceeds to the Company from the offering were approximately $70.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-211966), previously filed with the Securities and Exchange Commission, and the prospectus supplement thereunder.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Willkie Farr & Gallagher LLP relating to the legality of the shares of common stock covered by the Underwriting Agreement is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

1.1	Underwriting Agreement, dated July 19, 2016, by and among the Company and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp., as representatives of the several underwriters named therein.

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2016

RYERSON HOLDING CORPORATION

By:	/s/ Erich S. Schnaufer
Name:	Erich S. Schnaufer
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 19, 2016, by and among the Company and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp., as representatives of the several underwriters named therein.

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).